                                                                      EXHIBIT 99

Contact:     George Powlick
             Chief Financial Officer
             (818) 998-3388

                                                    For Immediate Release




                K.SWISS INC. ANNOUNCES EXTENSION AND INCREASE OF
                ------------------------------------------------
                         STOCK BUY BACK AUTHORIZATION
                         ----------------------------

     CHATSWORTH, CA, November 8, 1996 - K.Swiss Inc. (NASDAQ-KSWS) announced today that its Board of Directors has extended its previously announced Class A-Common Stock open market purchase program from December 31, 1996 to December 31, 1997. In addition, the authorization was increased by approximately $5,200,000 from $4,800,000 (the remaining amount of the previous $10,000,000 authorization) to $10,000,000. Such open market purchases, if any, will occur from time to time as market conditions warrant, through December 31, 1997. Currently, there are 3,583,851 shares of Class A-Common Stock outstanding. As previously announced in the Company's Form 10-Q for the quarter ended September 30, 1996, 502,000 shares of Class A-Common Stock, at a total cost of approximately $5,200,000, has been purchased in the open market to date under the previously authorized buy back program.


K.Swiss Inc. designs, develops and markets athletic footwear for high performance sports and fitness activities. The Company presently offers footwear for court, nautical, sports, hiking and walking.



                                       5